UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2023

Fintech Scion Limited

(Exact name of registrant as specified in its charter)

Nevada	000-55685	30-0803939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Portman House, 2 Portman Street

London, W1H 6DU, UK

(Address of principal executive offices, including ZIP code)

+603 2143 2889

(Registrant’s telephone number, including area code)

HWGC Holdings Limited

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 22, 2023,  Fintech Scion Limited (the “Company”) held its 2023 annual meeting of shareholders (the “Annual Meeting”) for the purpose of holding a shareholder vote on Proposals 1, 2 and 3 set forth below. A total of 146,603,432 shares of the Company’s common stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

At the Annual Meeting, the Company’s shareholders (i) re-elected each of Shalom Dodoun, Lim Chun Hoo, Colin Ellis and Richard Berman as members of the Company’s board of directors to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death; (ii) ratified the appointment of PAN-CHINA SINGAPORE PAC (“PAN-CHINA”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and (iii) granted discretionary authority to the Company’s board of directors to (a) amend the Company’s amended and restated articles of incorporation to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-four (1:4) to a maximum of a one-for-twenty five (1:25) split, with the exact ratio to be determined by the Company’s board of directors in its sole discretion, and (b) effect the reverse stock split, if at all, within one year of the date the proposal is approved by shareholders.

The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on July 13, 2023, are as follows:

Proposal 1. At the Annual Meeting, the terms of all current members of the Company’s board of directors expired. All of the four nominees for director were elected to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the four directors were as follows:

Directors	For	Against	Abstain
Shalom Dodoun	146,488,323	0	251
Lim Chun Hoo	146,488,323	0	251
Colin Ellis	146,488,323	0	251
Richard Berman	146,488,323	0	251

Proposal 2. At the Annual Meeting, the shareholders approved the ratification of the appointment of PAN-CHINA as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The result of the votes to approve PAN-CHINA were as follows:

For	Against	Abstain
146,508,228	251	0

Proposal 3. At the Annual Meeting, the shareholders granted discretionary authority to the Company’s board of directors to (a) amend the Company’s amended and restated articles of incorporation to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-four (1:4) to a maximum of a one-for-twenty five (1:25) split, with the exact ratio to be determined by the Company’s board of directors in its sole discretion; and (b) effect the reverse stock split, if at all, within one year of the date the proposal is approved by shareholders. The result of the votes were as follows:

For	Against	Abstain
146,508,121	358	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2023	Fintech Scion Limited

/s/ Lim Chun Hoo
Lim Chun Hoo
Chief Financial Officer